Exhibit 99.1

Versant Contact:

Jerry Wong

Chief Financial Officer

Versant Corporation

1-800-VERSANT

650-232-2400

Versant Announces Quarterly Net Income of $0.1 Million

Revenues of $3.4 million for Q3 2010

Redwood City, California, August 25, 2010 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management software, today announced its financial results for its third quarter ended July 31, 2010.

For the quarter, Versant reported revenues of $3.4 million compared to $4.4 million for the same quarter of the last fiscal year.

The 23% decrease in revenues for the quarter was primarily attributable to a 25% decrease in maintenance revenues and a 19% decrease in license revenues relative to the same period in the prior fiscal year. The decrease in maintenance revenues reflected the lack of a significant back maintenance transaction in the third quarter of fiscal 2010 compared to the third quarter of fiscal 2009 and customers electing less expensive support and maintenance options. The decrease in license revenues was primarily a result of fewer large license transactions in the current quarter compared to the same period of the prior fiscal year. In the quarter ended July 31, 2010, one customer accounted for 15% of total revenues in the quarter, whereas no customer accounted for more than 10% of total revenues in the quarter ended July 31, 2009.

Net income for the quarter was $0.1 million and diluted net income per share was $0.04, compared to net income of $0.9 million and diluted net income per share of $0.25 for the third quarter of fiscal 2009.

Versant also reported a decrease in cash and cash equivalents of approximately $2.4 million during the quarter, which was primarily a result of expenditures of approximately $2.5 million to repurchase shares of our common stock under the stock repurchase program.

Under the Company’s current stock repurchase program, Versant is authorized to expend up to $5.0 million to repurchase outstanding common shares.  During the quarter ended July 31, 2010, Versant acquired approximately 221,000 shares in block trades and in open market purchases at an average price of $11.28 per share.  From inception of the current repurchase program in December 2009 through July 31, 2010, the Company has acquired a total of 296,778 common shares at a total price of approximately $3.6 million, or an average purchase price of $12.19 per share, leaving a balance of approximately $1.4 million available for future repurchases of stock under this program until its currently anticipated expiration on October 31, 2010.

Jochen Witte, Versant Corporation’s CEO, stated “While we would have liked a stronger quarter, our overall revenues were relatively stable compared to revenues of $3.5 million in the preceding quarter and we are also pleased to announce China Telecom as our first customer in the People’s Republic of China. Despite our increased spending levels in sales and marketing in order to better position the Company for future growth, Versant achieved another profitable quarter from its operations, its 20th sequential quarter of such uninterrupted profitability.”

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software, which helps companies to handle complex information in environments that have high performance and high availability requirements. Using the Versant Object Database, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries, including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Siemens, and Financial Times, as well as the US Government.  For more information, call 650-232-2400 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statement in this press release regarding the Company’s current expectation that its existing stock repurchase program (which can be earlier terminated) will expire in October 2010 and the statement regarding the Company’s objective of better positioning itself for future growth by increasing its sales and marketing expenses, which may or may not result in future growth. These forward-looking statements are based on our assessment of current trends in our business, as well as the general economic environment in fiscal 2010, and may prove to be incorrect. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance or other matters and involve very significant risks and uncertainties.

There are many important factors and risks that could cause our actual results or events to differ materially from those anticipated in the forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s press release of May 6, 2010 regarding preliminary results for the quarter ended April 30, 2010 and revised guidance for fiscal 2010, and the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2009, its reports on Form 10-Q and its reports on Form 8-K.

Versant is a registered trademark or trademark of Versant Corporation in the United States.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Wednesday, August 25, 2010
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number US:	1-877-941-4774
International:	1-480-629-9760
Conference ID:	4350894
Internet Simulcast*:	http://viavid.net/dce.aspx?sid=000079E3

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (650) 232-2416.

A replay of the conference call will be available until September 1, 2010.

Replay number US:	1-877-870-5176
International Replay number:	1-858-384-5517
Replay Pass Code**:	4350894

** Enter the playback pass code to access the replay.

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

(unaudited)

	July 31,	October 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$25,464	$27,812
Trade accounts receivable, net of allowance for doubtful accounts of $15 and $36 at July 31, 2010 and October 31, 2009, respectively	1,625	2,251
Deferred income taxes	827	939
Other current assets	363	633
Total current assets	28,279	31,635

Property and equipment, net	647	488
Goodwill	8,589	8,410
Intangible assets, net	572	802
Other assets	38	38
Total assets	$38,125	$41,373

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$155	$154
Accrued liabilities	782	1,215
Deferred revenues	3,182	3,475
Total current liabilities	4,119	4,844

Deferred revenues	69	177
Other long-term liabilities	131	95
Total liabilities	4,319	5,116

Stockholders’ equity:
Common stock, no par value, 7,500,000 shares authorized, 3,272,448 shares issued and outstanding at July 31, 2010, and 3,552,946 shares issued and outstanding at October 31, 2009	93,095	95,730
Accumulated other comprehensive income (loss), net	(115)	434
Accumulated deficit	(59,174)	(59,907)
Total stockholders’ equity	33,806	36,257
Total liabilities and stockholders’ equity	$38,125	$41,373

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 31,	July 31,	July 31,	July 31,
	2010	2009	2010	2009

Revenues:
License	$1,634	$2,025	$5,787	$7,198
Maintenance	1,757	2,345	5,534	6,617
Professional services	33	63	73	196
Total revenues	3,424	4,433	11,394	14,011

Cost of revenues:
License	60	84	216	206
Amortization of intangible assets	76	96	230	296
Maintenance	342	364	1,098	1,080
Professional services	17	29	48	100
Total cost of revenues	495	573	1,592	1,682

Gross profit	2,929	3,860	9,802	12,329

Operating expenses:
Sales and marketing	1,150	1,049	3,471	3,046
Research and development	824	1,022	2,812	2,996
General and administrative	759	813	2,434	2,817
Restructuring	—	—	39	—
Total operating expenses	2,733	2,884	8,756	8,859

Income from operations	196	976	1,046	3,470
Interest and other income (expenses), net	48	(24)	141	232
Income before provision for income taxes	244	952	1,187	3,702
Provision for income taxes	114	61	454	473

Net income	$130	$891	$733	$3,229

Net income per share:
Basic	$0.04	$0.25	$0.21	$0.89
Diluted	$0.04	$0.25	$0.21	$0.88

Shares used in per share calculation:
Basic	3,375	3,574	3,468	3,648
Diluted	3,403	3,609	3,504	3,683